Exhibit 23.1




Allied Environmental Services, Inc.
and Affiliates
Merrick, New York


We hereby consent to the use of our report dated October 12, 1995 (except for Notes 1 and 7 which are June 25, 1996) relating to the combined financial statements of Allied Environmental Services, Inc. and Affiliates, which is contained in the current report on Form 8-K/A of Eastern Environmental Services, Inc. dated July 2, 1996.




                                        BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
September 16, 1996